Exhibit 10.2
FORM OF SUB-ADVISORY AGREEMENT
     THIS SUB-ADVISORY AGREEMENT (this “Agreement”), is made as of      , 2009 by and among SUTHERLAND ASSET MANAGEMENT CORPORATION, a Maryland corporation (the “Company”), WATERFALL ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”) and M.D. SASS INVESTOR SERVICES, INC., a Delaware corporation (the “Sub-Advisor”).
RECITALS
     WHEREAS, the Company and the Manager entered into a Management Agreement (the “Management Agreement”), dated as of the date hereof, pursuant to which the Manager will provide management services to the Company; and
     WHEREAS, the Company and the Manager wish to enter into this Agreement with the Sub-Advisor to secure assistance in the implementation and execution of the Company’s business strategy; and
     WHEREAS, the terms and conditions of the arrangement between the Manager, the Company and the Sub-Advisor are set forth below.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms have the following meanings assigned to them:
     “Agency MBS” means residential mortgage-backed securities for which a U.S. government entity such as the Government National Mortgage Association or a U.S. government-sponsored entity, such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, guarantees payment of principal and interest to holders of the securities.
     “Company Indemnified Party” has the meaning set forth in Section 10(c) hereof.
     “Indemnitee” has the meaning set forth in Section 10(c) hereof.
     “Indemnitor” has the meaning set forth in Section 10(d) hereof.
     “Management Agreement” has the meaning set forth in the Recitals hereof.
     “Manager Indemnified Party” has the meaning set forth in Section 10(b) hereof.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     “Sub-Advisor Indemnified Party” has the meaning set forth in Section 10(a) hereof.

     2. Appointment. The Manager and the Company hereby appoint the Sub-Advisor to serve as consulting advisor on the terms and conditions set forth in this Agreement, and the Sub-Advisor hereby accepts such appointment.
     3. Duties of the Sub-Advisor.
     (a) provide the Manager and the Company with access to the personnel and resources of the Sub-Advisor in the implementation and execution of the Company’s business strategy;
     (b) provide support to the Manager in connection with certain of the Manager’s activities performed pursuant to the Management Agreement;
     (c) provide guidance and expertise to the Manager with respect to the Company’s Agency MBS strategy; and
     (d) perform such other services as may be required from time to time for the management and other activities relating to the Company’s assets and business as the Manager shall reasonably request or the Manager shall deem necessary under the particular circumstances.
     4. Records; Access. The Sub-Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Manager, the Company and auditors and authorized agents of the Manager and the Company, at any time or from time to time during normal business hours.
     5. Fees. The Manager shall pay to the Sub-Advisor such fees and expenses as shall be mutually agreed by the Manager and the Sub-Advisor from time to time for the services performed by the Sub-Advisor under this Agreement.
     6. Other Activities of the Sub-Advisor. Nothing in this Agreement shall (i) prevent the Sub-Advisor or any of its affiliates, officers, directors, employees or personnel, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, investing in, or rendering advisory services to others investing in, any type of business (including, without limitation, acquisitions of assets that meet the principal objectives of the Company), whether or not the objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Sub-Advisor or any of its affiliates, officers, directors, employees or personnel from buying, selling or trading any securities or assets for their own accounts or for the account of others for whom the Manager or any of its affiliates, officers, directors, employees or personnel may be acting.
     7. Relationship of Sub-Advisor, Manager and Company. The Manager and the Sub-Advisor are not partners or joint venturers with each other nor with the Company, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.
     8. Term; Termination. Unless this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until      , 2012 and shall be automatically renewed for a one-year term each anniversary date thereafter; provided that this Agreement shall terminate immediately upon termination of the Management Agreement. In addition, the Manager may terminate this Agreement effective upon 60 days’ prior written notice to the Sub-Advisor and the Company.

     9. Assignment to an Affiliate. This Agreement may not be assigned by the Sub-Advisor without the prior written consent of the Manager; provided that any assignment by the Sub-Advisor to any Affiliate of the Manager shall be deemed approved for purposes of this Section 9.
     10. Indemnification.
          (a) The Sub-Advisor assumes no responsibility under this Agreement other than to render the services called for under this Agreement and shall not be responsible for any action of the Manager or the Company in following or declining to follow any advice or recommendations of the Sub-Advisor. The Sub-Advisor, its officers, stockholders, members, managers, directors, personnel and any Person controlling or controlled by the Sub-Advisor will not be liable to the Manager or the Company or the Manager’s or the Company’s stockholders, members or partners for any acts or omissions by any such Person, pursuant to or in accordance with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Sub-Advisor’s duties under this Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Sub-Advisor, its officers, stockholders, members, managers, directors, personnel and any Person controlling or controlled by the Sub-Advisor (each a “Sub-Advisor Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Sub-Advisor Indemnified Party made in good faith in the performance of the Sub-Advisor’s duties under this Agreement and not constituting such Sub-Advisor Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Sub-Advisor’s duties under this Agreement.
          (b) The Sub-Advisor shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its stockholders, member, directors and officers and each other Person, if any, controlling the Manager (each, a “Manager Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Sub-Advisor’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement or any claims by the Sub-Advisor’s personnel relating to the terms and conditions of their employment by the Manager.
          (c) The Sub-Advisor shall, to the full extent lawful, reimburse, indemnify and hold the Company (or any subsidiary of the Company), its stockholders, members, directors and officers and each other Person, if any, controlling the Company (each, a “Company Indemnified Party” and together with a Sub-Advisor Indemnified Party and a Manager Indemnified Party, the “Indemnitee”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Sub-Advisor’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement or any claims by the Sub-Advisor’s personnel relating to the terms and conditions of their employment by the Sub-Advisor.
          (d) The Indemnitee will promptly notify the party against whom indemnity is claimed (the “Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder, except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnitee of its election to assume such defense and settlement within 30 days after the Indemnitee gives the Indemnitor notice of the claim. In such case, the Indemnitee will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made without its prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnitee, the Indemnitee will (i) have the right to approve the Indemnitor’s counsel

(which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request and (iii) be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.
     11. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Manager:	Waterfall Asset Management, LLC 1185 Avenue of the Americas, 18th Floor New York, New York 10036 Attention: Facsimile:

To the Sub-Advisor:	M.D. Sass Investor Services, Inc. 1185 Avenue of the Americas, 18th Floor New York, New York 10036 Attention: Facsimile:

To the Company:	Sutherland Asset Management Corporation 1185 Avenue of the Americas, 18th Floor New York, New York 10036 Attention: Facsimile:
     Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 11.
     12. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto.
     13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     14. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.
     15. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     16. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     17. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
     18. Titles not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
     19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WATERFALL ASSET MANAGEMENT, LLC
By:
Name:
Title:

M.D. SASS INVESTOR SERVICES, INC.
By:
Name:
Title:

SUTHERLAND ASSET MANAGEMENT CORPORATION
By:
Name:
Title: